Exhibit 10.9

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of May 12, 2014 by and among INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation (“ICD” and also being known as the “Administrative Borrower”), the Required Lenders party hereto and CIT FINANCE LLC (“CIT”), as Administrative Agent and Collateral Agent (in such capacities, “Agent”), as Issuing Bank and as Swingline Lender.

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of May 10, 2013, by and among ICD, each of ICD’s domestic Subsidiaries identified on the signature pages thereof or becoming a “Borrower” by joinder thereto (together with the Administrative Borrower, the “Borrowers”), certain lenders and CIT, as Agent and Swingline Lender (as amended, supplemented, revised, restated or otherwise modified from time to time, the “Credit Agreement”), Borrowers obtained commitments for a revolving loan credit facility;

WHEREAS, Borrowers have requested certain modifications to the Credit Agreement, and Agent and the Required Lenders have agreed to the modification of certain provisions contained in the Credit Agreement upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms not defined herein shall have the meanings given to such terms in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1. The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, for any day:

(i) if the Junior Capital Event has not yet occurred and the Exposure of all Lenders has at any one time exceeded (even if such Exposure no longer exceeds) $100,000,000, unless thereafter such Exposure for each of the most recently preceding thirty (30) days has been less than $95,000,000 for each such day, (x) with respect to any ABR Loan, 4.50% and (y) with respect to any Eurodollar Loan, 5.50%; or

(ii) in any other case, (x) with respect to any ABR Loan, 3.50% and (y) with respect to any Eurodollar Loan, 4.50%.

2.2. The definition of “Availability” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Availability” means, at any time, an amount equal to (i) the least of (a) the Aggregate Commitment less the Availability Block, (b) the Borrowing Base and (c) if the Junior Capital Event has not occurred, $110,000,000, minus (ii) the Exposure of all Lenders. Notwithstanding the foregoing, the calculation under clause (i) of the Availability definition shall in no event exceed $100,000,000 until after (x) the work commencement date(s) under new daywork drilling contracts (or under extensions or renewals of the existing daywork drilling contracts) entered into for each of Rig 204, 206 and 209 has occurred, (y) the average of the stated, minimum durations under all such new daywork drilling contracts, together with the stated, minimum durations of the extended or renewed periods in the case of extensions or renewals, is at least twelve (12) months and (z) the other contractual provisions (including the economics and the counterparties thereto) are acceptable to the Administrative Agent.

2.3. Section 6.11(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Minimum Average Monthly EBITDA. The Borrowers and their Subsidiaries will maintain, as of the last day of each calendar month (commencing on September 30, 2013), an Average EBITDA over each period set forth below of not less than the “Minimum Average Monthly EBITDA Amount” set forth below opposite such period.

Period	Minimum Average Monthly EBITDA Amount
Six (6) month period ended April 30, 2014	$900,000
Six (6) month period ended May 31, 2014	$900,000
Six (6) month period ended June 30, 2014	$1,000,000
Six (6) month period ended July 31, 2014	$1,100,000
Six (6) month period ended August 31, 2014	$1,300,000
Six (6) month period ended September 30, 2014	$1,400,000
Six (6) month period ended October 31, 2014	$1,650,000
Six (6) month period ended November 30, 2014	$1,750,000
Six (6) month period ended on the last day of each calendar month thereafter	$2,000,000

Section 3. Ratification and Further Assurances.

3.1. Each Loan Party confirms that all of its obligations under the Loan Documents (as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Each Loan Party further confirms that the term “Obligations”, as used in the Credit Agreement, shall include all Obligations of the Loan Parties under the Credit Agreement (as amended by this Amendment), any promissory notes issued under the Credit Agreement and each other Loan Document.

3.2. Each Loan Party agrees that at any time and from time to time, upon the written request of Agent, each Loan Party will execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the provisions of this Amendment.

Section 4. No Waiver. Except as expressly set forth in this Amendment, nothing contained in this Amendment, or any other communication between or among Agent, Lenders and any Loan Party, shall be construed as a waiver by Agent or Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment or any other contract or instrument between or among any Loan Party, Agent and/or Lenders, or of any similar future transaction and the failure of Agent and/or Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any right of Agent and/or Lenders to thereafter demand strict compliance therewith. Nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Documents, each as amended hereby, (ii) except as expressly provided herein, amend or alter any provision of the Credit Agreement or any other Loan Documents or any other contract or instrument, or (iii) constitute any course of dealings or other basis for altering any obligation of any Loan Party under the Credit Agreement or any other Loan Documents or any right, privilege or remedy of Agent or any Lender under the Credit Agreement, any other Loan Documents or any other contract or instrument. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between or among any Loan Party, Agent and Lenders, each as amended hereby.

Section 5. Representations and Warranties. Each Loan Party represents and warrants (both immediately before and after giving effect to this Amendment, including any transaction to be consummated contemporaneously with the Second Amendment Effective Date) to Agent and Lenders the following: (i) there does not exist any Default or Event of Default that is continuing, (ii) each Loan Party is individually, and the Loan Parties as a whole, are, Solvent, and (iii) all other representations and warranties contained in the Loan Documents (and this Amendment shall constitute a “Loan Document” for all purposes) are true and correct in all material respects (except representations and warranties which are already qualified by a materiality standard, which representations and warranties are true and correct in all respects) on and as of the date hereof and the Second Amendment Effective Date as though made on and as of such date (or to the extent that such representations and warranties relate solely to an earlier date, on and as of such earlier date), (iv) each Loan Party is in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and is qualified to do business in each other jurisdiction in which the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, (v) no amendment, modification or other change has been made to (a) the certificate of incorporation, certificate of limited partnership, or comparable organizational document, (b) the bylaws, regulations, operating agreement or similar governing document of any Loan Party since the Effective Date or (c) the resolutions authorizing the execution, delivery and performance of the Credit Agreement, including as it will be amended by this Amendment, (vi) the recitals hereto are true and correct and (vii)

no Lender will receive, or have the right to charge or collect, any fee, interest or other amount (beyond the reimbursement of attorneys’ fees and beyond the right to interest under the Credit Agreement as in effect on the Second Amendment Effective Date) as result of its or their consent to this Amendment.

Section 6. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon the satisfaction of the following conditions precedent (the date on which the conditions have been satisfied or waived in writing by Agent being the “Second Amendment Effective Date”), with any documentation set below being in form, substance and results acceptable to Agent at its sole option. The determination as to whether each condition has been satisfied shall be made by Agent.

6.1. Each Loan Party and each Required Lender shall have duly executed and delivered this Amendment;

6.2. The Loan Parties shall have paid to Agent all expenses (including reasonable attorneys’ fees) owed to or incurred by Agent or Lenders arising in connection with the Loan Documents or this Amendment; and

6.3. Agent shall have received such other documents and instruments as Agent may reasonably request.

The Loan Parties shall be deemed to represent and warrant to Agent and Lenders that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment; provided, however, that if the other conditions precedent herein have been satisfied, Agent shall be irrevocably authorized by each Loan Party and each Lender to make at Agent’s election (and without any further deliverables being made to Agent) a Loan on behalf of Borrowers to pay any fees and expenses contemplated above contemporaneously with the Second Amendment Effective Date. All fees and other amounts payable in connection with this Amendment shall be non-refundable and fully earned upon Agent’s, or such Lender’s, as applicable, receipt of such fees or amounts (or the making of a Loan for the payment thereof.

Section 7. Miscellaneous.

7.1. Except as expressly provided in this Amendment, (i) the Credit Agreement shall continue in full force and effect, and (ii) the terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the Second Amendment Effective Date, references to the Credit Agreement in each Loan Document shall be references to the Credit Agreement as amended hereby. The Lenders party hereto hereby direct and instruct Agent to execute and deliver this Amendment and all documents to be executed in connection herewith, and to induce Agent to execute and deliver this Amendment and the other applicable documents, each Lender ratifies and confirms its obligations under, and the immunities and exculpatory provisions accruing to Agent under, the terms of the Credit Agreement and the other Loan Documents and agrees that, as of the date hereof, such obligations, immunities and other provisions are without setoff, counterclaim, defense or recoupment. This Amendment shall constitute a Loan Document.

7.2. Each Loan Party hereby ratifies and confirms the Liens and security interests granted under the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of Agent or Lenders pursuant to the Loan Documents (as now, hereafter or from time to time amended).

7.3. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Credit Agreement.

7.4. This Amendment may be executed in any number of counterparts (including by facsimile or as a .pdf attachment), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

7.5. If any term or provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

7.6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL (OR IF APPLICABLE, THE JUDICIAL REFEREE PROVISIONS) AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

7.7. This Amendment shall be binding upon and inure to the benefit of each Loan Party, Agent and Lenders and their respective successors and assigns, except that no Loan Party shall have the right to assign any rights thereunder or any interest therein without Agent’s and the required Lenders’ prior written consent.

7.8. EACH LOAN PARTY HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, AND ANY AND ALL PARTICIPANTS, PARENTS, SUBSIDIARIES, AFFILIATES, INSURERS, INDEMNITORS, PREDECESSORS, SUCCESSORS AND ASSIGNS THEREOF, IN EACH CASE, IN WHATEVER CAPACITY, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, ATTORNEYS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE BUT ONLY TO THE EXTENT ARISING UNDER, ON ACCOUNT OF OR IN CONNECTION WITH THE LOANS AND/OR THE LOAN DOCUMENTS, WHICH SUCH LOAN PARTY HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE SECOND AMENDMENT EFFECTIVE DATE, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABLITY OF AGENT, ANY LENDER OR ANY OTHER PARTY PURPORTED TO BE RELEASED HEREBY.

The foregoing release shall apply to all unknown or unanticipated results of any events occurring prior to the time this Amendment is signed, as well as those known or anticipated. Each Loan Party, to the extent permitted by law, expressly waives any and all rights under Section 1542 of the Civil Code of the State of California with respect to the claims released herein. Section 1542 of the Civil Code of the State of California provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Loan Party, to the extent permitted by law, expressly waives and relinquishes all rights and benefits afforded by said Section 1542, and any comparable state or federal law. Each Loan Party understands that the facts in respect of which the foregoing release is given may hereafter turn out to be different from the facts now known or believed to be true. Each Loan Party hereby accepts and assumes the risk that those facts may ultimately be found to be different, and agrees that the foregoing Release shall be in all respects effective, and not subject to termination or rescission by virtue of any such factual differences.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year Second written above.

INDEPENDENCE CONTRACT DRILLING, INC., as a Borrower and as Administrative Borrower

By:	/s/ Philip A. Choyce
Name: Philip A. Choyce Title: Senior Vice President & Chief Financial Officer

CIT FINANCE LLC, as Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Stewart McLeod
Name: Stewart McLeod
Title: Director

CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as a Lender and as Documentation Agent

By:	/s/ Lawrence Cannariato
Name: Lawrence Cannariato
Title: Vice President

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ Adam Brown
Name: Adam Brown
Title: Credit Manager

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory